Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Corvis Corporation of our report dated July 30, 2003, relating to the financial statements of the Broadband Operations of Broadwing Communications Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K of Corvis Corporation dated June 13, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

December 16, 2003